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                                          Financial Statement 1-B


               NEW ENGLAND ELECTRIC RESOURCES, INC.
             Statement of Income and Retained Deficit
          For the Twelve Months Ended December 31, 1996
                (Unaudited, Subject to Adjustment)




INCOME
------

Services rendered to nonassociated companies                 $ 1,379,230
                                                             -----------
         Total Income                                        $ 1,379,230
                                                             -----------


EXPENSE
-------

Administrative and General Expenses                          $ 7,339,530
Income taxes                                                  (2,352,400)
                                                             -----------
         Total Expenses                                        4,987,130
                                                             -----------
         Net Income/(Loss)                                   $(3,607,900)
                                                             ===========

Retained earnings/(deficit) at beginning of period            (1,713,513)
                                                             -----------
Retained earnings/(deficit) at end of period                 $(5,321,413)
                                                             ===========